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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-81733) pertaining to the 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of Stamps.com Inc.;

(2)
Registration Statement (Form S-8 No. 333-33648) pertaining to the 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, and IShip.com, Inc. Amended and Restated 1997 Stock Plan of Stamps.com Inc.;

(3)	Registration Statement (Form S-8 No. 333-168360) pertaining to the Stamps.com Inc. 2010 Equity Incentive Plan;

(4)	Registration Statement (Form S-3 No. 333-202161) pertaining to the Prospectus of Stamps.com Inc. for the registration of 768,900 shares of its common stock;

(5)
Registration Statement (Form S-8 No. 333-216990) pertaining to the 2014 Amendment and 2016 Amendment to the Stamps.com Inc. 2010 Equity Incentive Plan, the 2016 ShippingEasy Equity Inducement Plan, and the Management Incentive Plan; and

(6)
Registration Statement (Form S-8 No. 333-233999) pertaining to the 2018 Amendment to the Stamps.com Inc. 2010 Equity Incentive Plan, the February 26, 2018 Equity Inducement Award, and the 2018 MetaPack Equity Inducement Plan.

of our reports dated  March 2, 2020, with respect to the consolidated financial statements of Stamps.com Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Stamps.com Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ ERNST & YOUNG LLP

Los Angeles, California
March 2, 2020

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